UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2026

ENVOY MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40133	86-1369123
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4875 White Bear Parkway White Bear Lake, MN	55110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 900-3277

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	COCH	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole Warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	COCHW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 12, 2026, Envoy Medical, Inc. (the “Company”) held its 2026 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders (the “Stockholders”) approved (the “Stockholder Approval”): (i) an amendment to the Company’s 2023 Equity Incentive Plan (the “Equity Incentive Plan”) to authorize an additional 6,000,000 shares of the Company’s Class A Common Stock, par value $0.0001 per share (“Common Stock”), for issuance under the Equity Incentive Plan (the “Equity Plan Amendment”) and (ii) an amendment to the Company’s 2023 Employee Stock Purchase Plan (the “Employee Stock Purchase Plan”) to authorize an additional 1,200,000 shares of Common Stock for issuance under the Employee Stock Purchase Plan (the “Purchase Plan Amendment”).

The Company’s Board of Directors approved each of the Equity Plan Amendment and the Purchase Plan Amendment subject to Stockholder approval at the Annual Meeting. Each of the Equity Plan Amendment and the Purchase Plan Amendment became effective at the time of Stockholder Approval.

Copies of the Equity Plan Amendment and Purchase Plan Amendment are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference. The material terms of the Equity Incentive Plan and Employee Stock Purchase Plan, as amended, are set forth in the Company’s definitive proxy statement relating to the Annual Meeting filed with the Securities and Exchange Commission on April 2, 2026.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting:

1.	The Company’s stockholders elected two Class III director nominees, Brent T. Lucas and Susan J. Kantor, to the Company’s Board of Directors to hold office until the earlier of the 2029 annual meeting of stockholders, the election of such director’s successor, or such director’s death, resignation or removal;

2.	Stockholders ratified the appointment of EisnerAmper, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026;

3.	Stockholders approved, on a non-binding and advisory basis, the compensation of the Company’s named executive officers;

4.	Stockholders approved an amendment to the Equity Incentive Plan to authorize an additional 6,000,000 shares of Common Stock for issuance under such plan;

5.	Stockholders approved an amendment to the Employee Stock Purchase Plan to authorize an additional 1,200,000 shares of Common Stock for issuance under such plan; and

6.	Stockholders approved, for the purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of warrants to purchase shares of the Common Stock, and the issuance of Class A Common Stock underlying such warrants, that were issued in a transaction that was completed on February 12, 2026.

The voting results for each such matter were as follows:

1.	Election of directors:

Nominee:	For:	Withheld:	Broker Non-Votes:
Brent T. Lucas	47,216,205	70,530	655,966
Susan J. Kantor	46,961,571	325,164	655,966

2.	Ratification of the appointment of EisnerAmper, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026:

For:	Against:	Abstain:
47,933,597	3,434	5,670

3.	Approval, on a non-binding and advisory basis, of the Company’s named executive officer compensation:

For:	Against:	Abstain:	Broker Non-Votes:
47,144,585	110,476	31,674	655,966

4.	To approve an amendment to the Equity Incentive Plan.

For:	Against:	Abstain:	Broker Non-Votes:
46,609,864	624,758	52,113	655,966

5.	To approve an amendment to the Employee Stock Purchase Plan.

For:	Against:	Abstain:	Broker Non-Votes:
47,152,146	86,804	47,785	655,966

6.	Stockholders approved, for the purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of warrants to purchase shares of the Common Stock and the issuance of Common Stock underlying such warrants, that were issued in a transaction that was completed on February 12, 2026.

For:	Against:	Abstain:	Broker Non-Votes:
47,217,476.89	42,625	26,634	655,966

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amended No. 1 to Envoy Medical, Inc. Amended and Restated 2023 Equity Incentive Plan
10.2	Amended No. 1 to Envoy Medical, Inc. 2023 Employee Stock Purchase Plan
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVOY MEDICAL, INC.

May 18, 2026	By:	/s/ Brent T. Lucas
Brent T. Lucas
Chief Executive Officer

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